UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 30, 2008
Sparton Corporation
(Exact Name of Registrant as Specified in Its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

1-1000	38-1054690

(Commission File Number)	(IRS Employer Identification No.)

2400 East Ganson Street, Jackson, Michigan	49202

(Address of Principal Executive Offices)	(Zip Code)
(517) 787-8600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or By-Laws; Change in Fiscal Year.
On October 30, 2008, the Board of Directors of Sparton Corporation (the “Company”) adopted certain amendments to the Company’s By-Laws, effective immediately, to effect the following changes:
1.	The amendment of Article V to add the office of Chief Executive Officer to the required officers of the Company and to establish the duties and responsibilities of the Chief Executive Officer, with additional amendments to Articles I, II, III, VI, VII, VIII, IX, X, XI, and XV to reflect the addition of the office.
2.	The addition of a new Article VI to establish the duties and responsibilities of the President of the Company.
3.	The renumbering of Articles VII through XVIII, inclusive, to reflect the addition of the new Article VI.
3.	An expansion of the methods and more complete definition of the methods by which notice may be given for meetings of the Board of Directors and Executive Committee by the amendment of Articles I, II and XVII.
4.	The amendment of Article I by the addition of a new paragraph four to provide for the conduct of meetings of the Board of Directors through the use of telephonic and other communication devices.
5.	The amendment of Articles IV, V, VII, X, XII, and XIII to eliminate gender specific references to officers and individuals.
The above summary is qualified in its entirety by reference to the full text of the By-Laws which appear as Exhibit 3.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 3.1 By-Laws of Sparton Corporation, as amended October 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION
By:	/s/ Richard L. Langley
Richard L. Langley, President

Date: November 3, 2008

EXHIBIT INDEX

Number	Description

Exhibit 3.1	By-Laws of Sparton Corporation, as amended October 30, 2008.